Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT, dated as of May 31, 2013 (this “Amendment”), to that certain Guarantee and Collateral Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), made by Generac Power Systems, Inc. (the “Borrower”), Generac Holdings Inc. (“Parent”), Generac Acquisition Corp. (“Holdings”), the subsidiaries of the Borrower party hereto (together with the Borrower, Parent and Holdings, the “Loan Parties”) and JPMorgan Chase Bank, N.A., as administrative agent for the Secured Parties (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS Holdings and the Borrower are parties to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012 and as further amended and restated as of May 31, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders party thereto, the Administrative Agent and the other agents party thereto;

WHEREAS, the Borrower, the Lenders and JPMorgan Chase Bank, N.A., as administrative agent under the credit agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012 (the “Original Credit Agreement”), among Holdings, the Borrower, the lenders party thereto from time to time, have entered into that certain restatement agreement dated as of the date hereof (the “Restatement Agreement”);

WHEREAS, the Guarantee and Collateral Agreement is a Loan Document as defined in the Credit Agreement;

WHEREAS, pursuant to Section 9.08(b) of the Credit Agreement, a Loan Document may be amended pursuant to an agreement or agreements in writing consented to by the Required Lenders and entered into by each other party thereto and the Administrative Agent;

WHEREAS, pursuant to Section 9.08(b) and Section 9.24 (b) of the Credit Agreement, the Lenders have authorized the Administrative Agent to enter into an amendment to the Guarantee and Collateral Agreement; and

WHEREAS, the parties hereto now wish to amend the Guarantee and Collateral Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.                            Definitions.  Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement or the Guarantee and Collateral Agreement, as the context may require.

SECTION 2.                            Amendments to the Guarantee and Collateral Agreement.

2.1             Amendments to Section 1.1 of the Guarantee and Collateral Agreement

(a)               The definition of “Borrower Obligations” shall be amended by inserting the following immediately prior to the “.” at the end thereof:

“; provided, that for purposes of determining any Obligations of any Guarantor under this Agreement, the definition of “Borrower Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.”

(b)               The following term shall be inserted into Section 1.1 in appropriate alphabetical order:

“Qualified ECP Guarantor”:  in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder with respect to such Swap Obligation at such time by entering into an agreement pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.2             Amendments to Section 2 of the Guarantee and Collateral Agreement

(a)               The first sentence of Section 2.1(a) shall be amended by inserting the words “(other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor)” after the words “Borrower Obligations.”

(b)               New Section 2.8 shall be inserted as follows:

“2.8.  Cross-guaranty.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably guarantees the obligations of each Guarantor under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Termination Date.  Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute a guarantee or other agreement for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

2.3             Amendments to Section 6.5 of the Guarantee and Collateral Agreement

(c)                Section 6.5 shall be amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.”

2.4.          Amendments to Section 8.6 of the Guarantee and Collateral Agreement

(a)               Section 8.6 shall be amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, no amounts received from any Agreement Party shall be applied to any Excluded Swap Obligations of such Agreement Party.”

SECTION 3.                            Conditions.  This Amendment shall become effective on the date this Amendment shall have been duly executed and delivered by the Loan Parties and the Administrative Agent.

SECTION 4.                            Effect of Amendment.

4.1.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 5.                            Acknowledgement and Confirmation. Each Loan Party party hereto hereby agrees that (a) all of its obligations and liabilities under the Security Documents remain in full force and effect after giving effect to the Restatement Agreement and the Credit Agreement and (b) all of the Liens and security interests created and arising under the Security Documents remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as existed prior to the effectiveness of the Restatement Agreement and the Credit Agreement, after giving effect to the amendment and restatement of the Original Credit Agreement pursuant to the Restatement Agreement, as collateral security for the Borrower Obligations.

SECTION 6.                            General.

6.1.    GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.2.    Costs and Expenses.  The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

6.3.    Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4.    Headings.  The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

6.5.    Miscellaneous.  This Amendment shall constitute a Security Document for all purposes of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC HOLDINGS INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC ACQUISITION CORP.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC POWER SYSTEMS, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

MAGNUM POWER PRODUCTS, LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Secretary and Treasurer

Signature Page to Guarantee and Collateral Agreement Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Aized A. Rabbani
Name: Aized A. Rabbani
Title: Executive Director

Signature Page to Guarantee and Collateral Agreement Amendment